As filed with the Securities and Exchange Commission on May 10, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
______________________

Wix.com Ltd.
(Exact name of registrant as specified in its charter)

State of Israel (State or other jurisdiction of incorporation or organization)	98-0685109 (I.R.S. Employer Identification No.)
40 Namal Tel Aviv St. Tel Aviv, Israel (Address of principal executive offices)	6350671 (Zip Code)

Wix.com Ltd. 2013 Incentive Compensation Plan
(Full Title of the Plan)

Wix.com, Inc.
500 Terry A. Francois Street
San Francisco, CA 94158
(415) 643-6479
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Joshua G. Kiernan, Esq. Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF, UK Tel: +44 20 7710-5820 Fax: +44 20 7374-4460	Eitan Israeli, Adv. Chief Legal Officer Wix.com Ltd. 40 Namal Tel Aviv St. Tel Aviv, 6350671 Israel Tel: +972 (3) 545-4900 Fax: +972 (3) 546 6407	Tuvia J. Geffen, Adv. Naschitz, Brandes, Amir & Co., Advocates 5 Tuval Street Tel Aviv 6789717 Israel Tel: +972 (3) 623-5000 Fax: +972 (3) 623-5005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.01	2,801,387	(2)	$291.63	(3)	$816,968,490.81	$89,131.27

(1)
This Registration Statement on Form S-8 covers the following ordinary shares of Wix.com Ltd. (the “Registrant” or the “Company”): (i) 2,801,387 ordinary shares that may be issued under the Wix.com Ltd. 2013 Incentive Compensation Plan, as amended (the “2013 Plan”), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares that may become issuable under the terms of the 2013 Plan by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding ordinary shares of the Registrant.

(2)
Represents an automatic increase to the number of ordinary shares available for issuance under the 2013 Plan, effective as of January 1, 2021. Ordinary shares available for issuance under the 2013 Plan were previously registered on a registration statements on Form S-8 filed with the Securities and Exchange Commission on May 14, 2020 (Registration No. 333-238250), May 15, 2019 (Registration No. 333-231501), May 9, 2018 (Registration No. 333-224768), May 10, 2017 (Registration No. 333-217822), May 5, 2016 (Registration No. 333-211143), August 27, 2015 (Registration No. 333-206611) and November 7, 2013 (Registration No. 333-192172).

(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices ($297.98 and $285.27) of the Registrant’s ordinary shares as quoted on the Nasdaq Global Select Market on May 5, 2021.

EXPLANATORY NOTE

Wix.com Ltd. (the “Company” or the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,801,387 additional ordinary shares, par value NIS 0.01, under the Wix.com Ltd. 2013 Incentive Compensation Plan, as amended (the “2013 Plan”), pursuant to the provisions of the 2013 Plan providing for an automatic increase in the number of shares reserved for issuance under such plan. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the Commission on May 14, 2020 (Registration No. 333-238250), May 15, 2019 (Registration No. 333-231501), May 9, 2018 (Registration No. 333-224768), May 10, 2017 (Registration No. 333-217822), May 5, 2016 (Registration No. 333-211143), August 27, 2015 (Registration No. 333-206611) and November 7, 2013 (Registration No. 333-192172), and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability, without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

          The following documents filed by the Company are incorporated herein by reference:

(i)	the Company’s annual report on Form 20-F for the year ended December 31, 2020 filed with the Commission on March 25, 2021;
(ii)
the GAAP financial information contained in the Company’s report on Form 6-K furnished to the Commission on February 17, 2021, and the Company’s separate report on Form 6-K furnished to the Commission on January 4, 2021; and

(iii)	the description of the Company’s ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-36158) filed with the Commission on October 29, 2013.
In addition to the foregoing, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.          Exhibits

Exhibit No.	Description

5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to this Registration Statement)
99.1
Wix.com Ltd. 2013 Incentive Compensation Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2018 (File No. 001-36158) filed with the Securities and Exchange Commission on April 9, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on May 10, 2021.

WIX.COM LTD. By: /s/ Lior Shemesh Name: Lior Shemesh Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Avishai Abrahami, Lior Shemesh, or Eitan Israeli, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 10, 2021 in the capacities indicated:

	Name	Title

By:	/s/ Avishai Abrahami	Chief Executive Officer and Director
	Avishai Abrahami	(Principal Executive Officer)

By:	/s/ Lior Shemesh	Chief Financial Officer
	Lior Shemesh	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Mark Tluszcz	Chairman of the Board
Mark Tluszcz

By:	/s/ Yuval Cohen	Director
Yuval Cohen

By:	/s/ Allon Bloch	Director
Allon Bloch

By:	/s/ Ron Gutler	Director
Ron Gutler

By:	/s/ Diane Greene	Director
Diane Greene

By:	/s/ Roy Saar	Director
Roy Saar
By:	/s/ Deirdre Bigley	Director
Deirdre Bigley
By:	/s/ Ferran Soriano	Director
Ferran Soriano

WIX.COM, INC.
By:	/s/ Nir Zohar	Authorized Representative in the United States
Name: Nir Zohar Title: Director